                                                Exhibit 99.2

Reconciliation of non-GAAP forward-looking measures
for each of the fiscal years ending March 31, 2023 and 2024

Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") is herein providing a reconciliation of its guidance of generating Adjusted OIBDA of between $275 million and $325 million for the fiscal year ending March 31, 2023 and between $400 million and $450 million for the fiscal year ending March 31, 2024.

Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefit) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill impairment and charges related to Russia's invasion of Ukraine), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefit include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted OIBDA is a non-GAAP financial measure as defined in Regulation G promulgated by the SEC and is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP").

The Company uses this non-GAAP measure, among other measures, to evaluate the operating performance of our business. The Company believes this measure provides useful information to investors regarding our results of operations before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses.

Adjusted OIBDA is commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate this measure in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of a non-GAAP financial measure is that it is not prepared in accordance with U.S. generally accepted accounting principles. This measure should be reviewed in conjunction with the relevant GAAP financial measure and is not presented as an alternative measure of operating income as determined in accordance with GAAP.

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP, forward looking projected measure, Adjusted OIBDA for the fiscal years ending March 31, 2023 and 2024. This table should also be read in connection with the reconciliation of our operating income (loss) to Adjusted OIBDA for our quarter ended September 30, 2022, presented in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

	Fiscal Year	Fiscal Year	Six Months
	Ended	Ended	Ended
	March 31,	March 31,	September 30,	Fiscal Year Ending		Fiscal Year Ending
	2021	2022	2022	March 31, 2023		March 31, 2024
				Estimated Range		Estimated Range
	Actual	Actual	Actual	Low	High	Low	High
	(Unaudited, amounts in millions)
Studio Business	$379.2	$346.8	$139.1	$325.0	$375.0	$420.0	$470.0
Media Networks	289.5	155.2	(16.0)	100.0	120.0	175.0	225.0
Corporate general and administrative expenses	(113.7)	(97.1)	(47.9)	(100.0)	(100.0)	(120.0)	(120.0)
Eliminations	(14.1)	(2.7)	(22.8)	(50.0)	(70.0)	(75.0)	(125.0)
Adjusted OIBDA	$540.9	$402.2	$52.4	$275.0	$325.0	$400.0	$450.0

	Fiscal Year	Fiscal Year	Six Months
	Ended	Ended	Ended
	March 31,	March 31,	September 30,	Fiscal Year Ending		Fiscal Year Ending
	2021	2022	2022	March 31, 2023		March 31, 2024
				Estimated Range		Estimated Range
	Actual	Actual	Actual	Low	High	Low	High
	(Unaudited, amounts in millions)
Operating income (loss)	$170.6	$9.0	$(1,815.9)	NRE	NRE	NRE	NRE
Goodwill impairment	—	—	1,475.0	1,475.0	1,475.0	—	—
Gain on sale of Pantaya	(44.1)	—	—	—	—	—	—
Adjusted depreciation and amortization	44.3	43.0	19.7	40.0	42.0	40.0	42.0
Restructuring and other(1)	24.7	16.8	241.3	NRE	NRE	NRE	NRE
COVID-19 related charges (benefit)(2)	67.5	(3.4)	(7.1)	NRE	NRE	NRE	NRE
Programming and content charges(3)	—	36.9	7.2	NRE	NRE	NRE	NRE
Charges related to Russia's invasion of Ukraine	—	5.9	—	—	—	—	—
Adjusted share-based compensation expense(4)	85.5	100.0	34.4	NRE	NRE	NRE	NRE
Purchase accounting and related adjustments(5)	192.4	194.0	97.8	NRE	NRE	NRE	NRE
Adjusted OIBDA	$540.9	$402.2	$52.4	$275.0	$325.0	$400.0	$450.0
_______________
NRE: Individual items are not reasonably estimated due to the nature of the items.

(1)Restructuring and other is intended by its very nature for unusual items and thus not reasonably estimable. We’ve had restructuring and other charges in the past, which have included severance charges, and transaction, integration costs and legal costs associated with certain strategic transactions, restructuring activities and legal matters. Our restructuring and other costs for the six months ended September 30, 2022 amounted to $233.2 million, which included charges of $213.0 million for content impairment of our film group assets in certain of our LIONSGATE+ international territories we plan to exit, and severance charges of $5.9 million as a result of the restructuring of our LIONSGATE+ business. We expect to incur additional charges related to the restructuring of our LIONSGATE+ business ranging from approximately $75 million to $100 million in the next six months (the remainder of fiscal 2023), primarily related to certain contractual content commitments and other items as we fully implement the plan. However, we are unable to reliably estimate the total expected restructuring and other costs due to its unusual nature.
(2)COVID-19 related charges (benefit) are not predictable due to the nature of the COVID-19 pandemic. However, the charges we are incurring have been diminishing, and insurance recovery has exceeded the charges in fiscal 2022 and the six months ended September 30, 2022. Given the unpredictability of these charges and the insurance recovery, we are unable to provide a reliable estimate.
(3)Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable. For the six months ended September 30, 2022, programming and content charges include $7.2 million for the write-off of development costs as a result of changes in strategy across its theatrical slate, in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. For fiscal 2022, programming and content charges represent impairment charges recorded as a result of a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment. Due to these costs being associated with unusual events, we are unable to provide a reliable estimate of these costs, if any, to be incurred in the future.
(4)Forecasting the future market price of the Company’s common shares is inherently difficult, which impacts share-based compensation and accordingly, we are unable to reliably estimate these amounts.
(5)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. These amounts may vary significantly depending on the level of future acquisitions, and thus we are unable to provide a reliable estimate.

Safe Harbor Statement

The preceding forward-looking projection of Adjusted OIBDA over each fiscal year ending March 31, 2023 and 2024 represents forward-looking statement and projections based on expectations, assumptions and estimates that the Company believes are reasonable given its assessment of historical trends and other information reasonably available as of November 3, 2022. Forward-looking statements can often be identified by words such as “expect” and “anticipate”. The amounts consist of projections only, and are subject to a wide range of known and unknown business risks and uncertainties, including those, described in the Company’s Securities and Exchange and Commission (“SEC”) filings referred to below, many of which are beyond the Company’s control. Forward-looking statements such as those contained above should not be regarded as representations by the Company that the projected results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the outlook the Company provides today. The Company undertakes no obligation to publicly update or revise any forward-looking statements, including the forecasts set forth herein, except as required by law.

The forecast set forth above should be read together with the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 including the risks identified under “Item 1A. Risk Factors” and the Company’s other SEC filings.

3